Exhibit 107
CALCULATION OF REGISTRATION FEE
Form
F-3
(Form Type)
Woodside Energy Group Ltd
Woodside Finance Limited
(Exact name of registrants as specified in their charter)
Table 1: Newly Registered and Carry Forward Securities
(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Debt	US$500,000,000 4.900% Senior Notes due 2028	Rule 457(r)	US$500,000,000	99.431%	US$497,155,000	US$ 153.10 per US$1,000,000	US$76,115
	Other	Guarantees of US$500,000,000 4.900% Senior Notes due 2028	Other (2)	—	—			— (2)
	Debt	US$1,250,000,000 5.400% Senior Notes due 2030	Rule 457(r)	US$1,250,000,000	99.697%	US$1,246,212,500	US$ 153.10 per US$1,000,000	US$190,795
	Other	US$1,250,000,000 5.400% Senior Notes due 2030	Other (2)	—	—			— (2)
	Debt	US$500,000,000 5.700% Senior Notes due 2032	Rule 457(r)	US$500,000,000	99.437%	US$497,185,000	US$ 153.10 per US$1,000,000	US$76,119
	Other	Guarantees of US$500,000,000 5.700% Senior Notes due 2032	Other (2)	—	—			— (2)
	Debt	US$1,250,000,000 6.000% Senior Notes due 2035	Rule 457(r)	US$1,250,000,000	98.995%	US$1,237,437,500	US$ 153.10 per US$1,000,000	US$189,452
	Other	Guarantees of US$1,250,000,000 6.000% Senior Notes due 2035	Other (2)	—	—			— (2)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts					US$3,477,990,000		US$532,481
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							US$532,481
(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering.
(2)
Woodside Energy Group Ltd will fully and unconditionally guarantee the 4.900% Senior Notes due 2028, the 5.400% Senior Notes due 2030, the 5.700% Senior Notes due 2032 and the 6.000% Senior Notes due 2035, each issued by Woodside Finance Limited. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.